UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2015

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Introductory Note
This report amends the current report on Form 8-K of Ambac Financial Group, Inc. ("AFG") filed with the Securities and Exchange Commission on December 23, 2014 (the “Original Filing”) to provide certain compensation information regarding the compensation of its interim President and Chief Executive Officer, Nader Tavakoli, that was unavailable at the time of the Original Filing.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 23, 2014, AFG issued a press release announcing that Ms. Diana N. Adams’s employment with AFG and its principal subsidiary Ambac Assurance Corporation (“AAC”) had terminated upon her resignation as president, chief executive officer and as a director of both companies by mutual agreement with the Board of Directors. The Board of Directors named one of its members, Mr. Nader Tavakoli, as interim President and Chief Executive Officer of AFG.
On March 30, 2015, AFG agreed to a compensatory arrangement (the "Arrangement") with Mr. Tavakoli for his services as interim President and Chief Executive Officer. Pursuant to the terms of the Arrangement, Mr. Tavakoli will receive a base salary of $150,000 per month from January 1, 2015 through June 30, 2015 or such later date as his services terminate. In the event he is terminated without cause, Mr. Tavakoli will be entitled to continue to receive the base salary through June 30, 2015 or such later date as AFG and Mr. Tavakoli shall have agreed as the termination date for his service as interim President and Chief Executive Officer. During the period in which he serves as interim President and Chief Executive Officer, Mr. Tavakoli will be eligible to participate in Ambac's employee benefit plans (other than its severance plan). AFG has also agreed to reimburse the reasonable legal fees and expenses incurred by Mr. Tavakoli in connection with negotiating the Arrangement, and to indemnify Mr. Tavakoli to the maximum extent its officers, directors and employees are entitled to indemnification pursuant to AFG's certificate of incorporation and bylaws, subject to applicable law.
Pursuant to the terms of the Arrangement, Mr. Tavakoli will also receive a grant of 70,000 restricted stock units ("RSUs") that will vest as follows: (i) 35,000 RSUs will vest in three equal annual installments on January 1, 2016, 2017 and 2018 (the "Time-Based RSUs") and (ii) 35,000 RSUs will vest upon the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of AFG's Board of Directors), provided that such emergence occurs no later than three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates (the "Performance-Based RSUs"). In addition Mr. Tavakoli will also receive options to acquire up to 110,000 shares of AFG’s common stock at an exercise price of $24.55, which is equal to the closing price of such stock on the NASDAQ stock exchange on March 30, 2015. The options will vest on January 1, 2016 and will expire no later than March 30, 2022.
The vesting of the RSUs and options are expressly conditioned upon Mr. Tavakoli's continued service with AFG as either an employee or as a member of the Board of Directors through the applicable vesting date. The Time-Based RSUs and options granted shall immediately vest if (i) Mr. Tavakoli is terminated as interim President and Chief Executive Officer prior to June 30, 2015 other than for cause or as a result of the appointment of a permanent President and Chief Executive Officer, (ii) Mr. Tavakoli's employment terminates by reason of his death or disability, (iii) he is not re-elected to the Board of Directors of AFG at any annual meeting of stockholders after March 30, 2015, or the Board of AFG does not nominate Mr. Tavakoli to AFG's slate of director nominees for any annual meeting of stockholders after March 30, 2015 provided that Mr. Tavakoli has communicated in writing his willingness to serve as a member of the Board upon written inquiry from the Board, or (iv) Mr. Tavakoli has been removed without cause from the

Board. The Performance-Based RSUs shall have the service requirement accelerated on the same basis as provided for the options above, but such award will not vest unless and until the emergence of AAC's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of AFG's Board of Directors) occurs within three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates.
Any unvested awards shall immediately terminate and shall be forfeited and Mr. Tavakoli shall have no further rights with respect to such awards upon his voluntary resignation (i) prior to June 30, 2015 as interim President and Chief Executive Officer of AFG other than upon the appointment of a permanent President and Chief Executive Officer or (ii) except at the request of the Board, from AFG's Board of Directors. Any unvested RSUs and any unexercised Options (whether or not vested) shall immediately terminate and shall be forfeited and Mr. Tavakoli shall have no further rights with respect to such awards upon his removal (1) as interim President and Chief Executive Officer for cause or (2) from the Board of Directors for cause which results in economic harm to AFG, as determined in good faith by the Board of Directors in accordance with applicable law. Unless terminated pursuant to the above-described provisions, vested options shall remain exercisable for two years following the later of Mr. Tavakoli's termination of service as an executive of AFG and as a member of the Board of Directors. In the event he voluntarily terminates such service, the vested portion of the options shall remain exercisable for 90 days following such termination.
The RSUs and options granted pursuant to the Arrangement will be governed by the definitive agreements relating thereto (as described in the next paragraph) and AFG's Incentive Compensation Plan.
The preceding summary description of the terms and conditions of the Arrangement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Letter Agreement and the Award Agreement attached as Exhibit 10.1 and 10.2, respectively, as though it were fully set forth herein.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this Current Report on Form 8-K/A:

	Exhibit Number	Description of Exhibit

	10.1	Letter Agreement dated as of March 30, 2015, by and among Ambac Financial Group, Inc. and Nader Tavakoli

	10.2	Award Agreement dated as of March 30, 2015, by and between Ambac Financial Group, Inc. and Nader Tavakoli

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	April 3, 2015	By:	/s/ William J. White
First Vice President, Secretary, and Assistant General Counsel

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Letter Agreement dated as of March 30, 2015, by and among Ambac Financial Group, Inc. and Nader Tavakoli

10.2	Award Agreement dated as of March 30, 2015, by and between Ambac Financial Group, Inc. and Nader Tavakoli